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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 4, 1999 in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-71129) and related Prospectus of Metromedia Fiber Network, Inc. for the registration of $650,000,000 of its 10% Series B Senior Notes due 2008.



                                          /s/ Ernst & Young LLP



                                          Ernst & Young LLP



New York, New York
April 9, 1999